UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02. Unregistered Sales of Equity Securities.

On February 13, 2013, Accuray Incorporated (“Accuray”) issued $100 million aggregate principal amount of its 3.50% Convertible Senior Notes due 2018 (the “Notes”) to certain qualified institutional buyers (collectively, the “QIBs”).  The Notes were offered and sold to the QIBs (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  Accuray received net proceeds of approximately $96.1 million from the Offering, after deducting the initial purchaser’s discount and commission and the estimated expenses of the Offering payable by Accuray.

The Notes are governed by an indenture, dated as of February 13, 2013, between Accuray and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The Notes will bear interest at a rate of 3.50% per year, payable semi-annually in arrears in cash on February 1 and August 1 of each year, beginning on August 1, 2013. The Notes will mature on February 1, 2018, unless earlier repurchased, redeemed or converted. The closing of the Offering occurred on February 13, 2013.

The Notes are convertible, as described below into common stock of Accuray at an initial conversion rate equal to 187.6877 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to a conversion price of approximately $5.33 per share of common stock, subject to adjustment.

Holders of the Notes may convert their Notes at any time until the close of business on the business day immediately preceding the maturity date.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, in the event of a fundamental change, as defined in the Indenture, holders of the Notes may require Accuray to purchase all or a portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

Item 7.01. Regulation FD Disclosure.

The purpose of this offering is to strengthen our balance sheet in order to help improve Accuray’s competitive position. Accuray intends to use the net proceeds for general corporate purposes, including investing strategically in expanding its business and on new product initiatives. Accuray believes the proceeds from its convertible bond offering will help position it for long term success by ensuring it is well capitalized through the rollout of its two new products and the completion of its corporate restructuring.

The information contained in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements that involve risks and uncertainties, including, but not limited to, Accuray’s beliefs regarding its position for long term success and capitalization through the rollout of new products and the completion of its restructuring described above. Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Please refer to other risks detailed from time to time under the heading “Risk Factors” in the Company’s report on Form 10-K filed on September 10, 2012, the Company’s report on Form 10-Q for the first quarter filed on November 8, 2012, the Company’s report on Form 10-Q for the second quarter filed on February 6, 2013 and as updated from time to time in our other SEC filings. Accuray does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: February 13, 2013		Senior Vice President, General Counsel & Corporate Secretary